UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2013

(date of earliest event reported)

Commission File number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 3, 2013 Office Depot, Inc. (the “Company”) together with its wholly-owned subsidiary Office Depot Delaware Overseas Finance No.1, LLC (the “ODP Sub”) entered into a Stock Purchase and Transaction Agreement (the “Agreement”) to sell the 50% joint venture interests (consisting of 2,500 Series A-I Shares, and 27,749,159 Series A-II Shares) of Office Depot de México, S.A. de C.V. (“ODM”) owned by ODP Sub, to its joint venture partner, Grupo Gigante S.A.B. de C.V. (“Gigante”), and its subsidiary, Hospitalidad y Servicios Especializados Gigante, S.A. de C.V. (“Gigante Sub”), for an aggregate purchase price of Eight Billion Seven Hundred Seventy-Seven Million Three Hundred Sixty Thousand Mexican Pesos (MXN$8,777,360,000.00) (or approximately US$690 million) (the “Purchase Price”).

The Agreement contains customary representations, warranties and covenants of each party. The Agreement also includes a covenant pursuant to which the Company and ODP Sub agree that for the period from the closing of the transaction contemplated by the Agreement (the “Closing”) until (i) the closing of the previously announced merger of equals with OfficeMax Incorporated (the “OfficeMax Transaction”), or (ii) if the merger agreement related to the OfficeMax Transaction is terminated and the OfficeMax Transaction does not close, the three (3) year anniversary of the Closing, not to engage in the owning and operating of retail stores (which includes the development, design, manufacture sale or promotion for sale of any product currently developed, designed, manufactured, sold or promoted for sale by ODM in certain countries in Latin America (“the Restricted Countries”)), as conducted by ODM as of the date hereof (the “Business”) in the Restricted Countries. The Company further agrees that if the OfficeMax Transaction closes, for three (3) years after the Closing, not to engage or to cause the resulting combined company to engage in the Business in any Restricted Country in which OfficeMax Incorporated does not have operations as of the Closing.

Gigante has obtained debt financing commitments for the transactions contemplated by the Agreement (the “Debt Financing”), the aggregate proceeds of which will be sufficient for Gigante and Gigante Sub to pay the Purchase Price and all related fees and expenses. Each of Credit Suisse AG and BBVA Bancomer, S.A. and certain of their affiliates (collectively, the “Lenders”) have committed to provide Debt Financing for the transaction, consisting of Mexican peso-denominated senior secured term loans and U.S.dollar denominated senior secured term loans, each on the terms and subject to the conditions set forth in a commitment letter dated as of May 31, 2013 (the “Debt Commitment Letter”). The obligations of the Lenders to provide Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including, without limitation, the absence of a material adverse effect on the business of ODM and execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein. Gigante has also agreed that in the event the financing arrangements currently contemplated by the Debt Commitment Letter become unavailable, Gigante shall use its reasonable best efforts to obtain alternative financing arrangements on comparable terms available from major international financing institutions to borrowers with comparable credit ratings to Gigante (after giving pro forma effect to the acquisition of ODM) (the “Alternative Debt Financing”).

The Agreement contains termination rights for each of the Company and Gigante, including the right of either party to terminate if the transactions contemplated by the Agreement have not been completed by September 1, 2013 (the “Outside Date”). The Agreement also provides that Gigante will pay ODP Sub a termination fee of Four Hundred Thirty-Eight Million Eight Hundred Sixty Eight Thousand Mexican Pesos ($438,868,000.00) (or approximately US$34 million) in cash (the “Termination Fee”) as liquidated damages if the Agreement is terminated under certain circumstances because (i) Gigante fails to obtain the proceeds of its Debt Financing or Alternative Debt Financing by the Outside Date, (ii) Gigante fails to obtain shareholder approval either (x) within three (3) days of a duly called meeting of the shareholders of Gigante or (y) by July 18, 2013, (iii) Gigante fails to complete the transaction or (iv) Gigante or Gigante Sub otherwise breaches their representations, warranties or obligations under the Agreement such that conditions to the consummation of the transactions contemplated by the Agreement cannot be satisfied. The Agreement provides that ODP Sub will pay Gigante an amount equal to the Termination Fee if the Agreement is terminated under certain circumstances because (1) ODP Sub fails to complete the transaction or (2) the Company or ODP Sub otherwise breach their representations, warranties or obligations under the Agreement such that conditions to the consummation of the transactions contemplated by the Agreement cannot be satisfied. If a Termination Fee is paid, such payment will be the sole and exclusive remedy of the terminating party in relation to the Agreement and the transactions contemplated thereby.

In connection with the Agreement, the Company and ODM agreed to enter into a brand license agreement (the “License Agreement”), pursuant to which the Company will provide to ODM (i) an exclusive license, to use certain intellectual property of the Company, including the Office Depot trademark, royalty free and for no additional consideration, within Mexico and certain other countries in Latin America (the “Territory”) for an initial period of fifteen (15) years, renewing automatically for successive fifteen (15) year terms, unless earlier terminated (the “BrandMarks”) and (ii) an exclusive license to use certain other trademarks of the Company within the Territory for three (3) years, with such license becoming non-exclusive after expiration of the three (3) year period. ODM and its authorized sublicensees must comply with certain quality control requirements relating to the quality of the goods and services offered and the way in which the licensed marks are used.

The closing of the transaction, is conditioned on receiving Mexican regulatory approval and approval of the shareholders of Gigante, which the Company believes will be secured within 30 days. After the transaction closes, Gigante and Gigante Sub will own 100% of ODM.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the Company’s press release dated June 4, 2013.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is the unaudited pro forma financial information reflecting the effect of the transactions contemplated by the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release of Office Depot, dated June 4, 2013.

99.2	Unaudited Pro Forma Financial Information for the period ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: June 7, 2013	By:	/S/ ELISA D. GARCIA C.
Elisa D. Garcia C.
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release of Office Depot, dated June 4, 2013.

99.2	Unaudited Pro Forma Financial Information for the period ended March 31, 2013.

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